Exhibit 10.13 (17)
                                 ADDENDUM NO. 2

                                       to

                   AGGREGATE LOSS RATIO REINSURANCE AGREEMENT

                                     between

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA
                     (hereinafter called the "Retrocedent")

                                       and

                        GRANITE REINSURANCE COMPANY, LTD.
                   (hereinafter called the "Retrocessionaire")


It is understood and agreed that addendum numbers 4 and 5 to the Underlying Agreements, copies attached hereto, are accepted as part of the Underlying Agreements.

It is understood and agreed that effective January 1st, 2002 the following articles are amended to read as follows:

ARTICLE  IV                    COVERAGE

The Retrocessionaire shall be liable separately for each Reinsurance Agreement, for losses incurred (including all Loss Adjustment Expenses) in excess of a loss ratio of (1) 79% for business effective prior to 2002, or (2) 78.625% for business effective in 2002. Exposures that have been commuted shall not be included in determining the loss ratio if the loss ratios are less than 79% and 78.625% respectively. All terms and conditions of the Underlying Agreements, copies attached hereto, shall apply.

ARTICLE  VI                    PREMIUMS

For  business  effective  prior  to  2002:

The Retrocedent shall pay an initial deposit premium of $10,000 within 15 days of receipt of the first cash premium payment received on any of the Underlying Agreements. The final premium shall be 12.5% of the premium cash payments received. The difference between that premium and the deposit premium shall be paid to the Retrocessionaire. In addition the Retrocedent shall pay 100% of the payment received upon the finalization of the liabilities in accordance with the Underlying Agreements. The aforementioned payments shall be made within 30 days of the finalization of all liabilities on the Underlying Agreements and this Agreement. However, no payment shall be made after the deposit premium unless all conditions of this agreement have been complied with.

For  business  effective  2002:

The final premium shall be .375% of the premiums reported on the account statement(s) of the Underlying Agreements. In addition the Retrocedent shall pay 100% of the Profit Account Balance. The aforementioned payments shall be made within 30 days of finalization of all liabilities on the Underlying Agreements and this Agreement. However no payment shall be made after the deposit premium unless all conditions of this Agreement have been complied with.

ARTICLE  VII                    DEFINITIONS

Loss Ratio shall mean losses paid and outstanding, including IBNR and allocated loss adjustment expenses, divided by earned premium calculated separately for business effective prior to 2002 and business effective in 2002 for each Underlying Agreement. Exposures that are commuted are not to be included in determining loss ratio if the results are less than 79% and 78.625% respectively.

For  business  effective  in  2002:

    Profit  Account  Balance  shall  mean:

     Cash payments received by the Retrocedent on the Underlying Agreements, minus
     3.375% of the total premiums reported on the Underlying Agreements, minus Cash payments made on the Underlying Agreements

ARTICLE  VIII               REPORTS  AND  ACOCUNTING

The Retrocedent shall forward to the Retrocessionaire a copy of all reports received in accordance with the Underlying Agreements within 30 days of their receipt. In the event the paid loss (including all loss adjustment expenses) are in excess of (1) 79% on business effective prior to 2002, or (2) 78.625% on business effective in 2002, of the earned premium on any individual agreement, the Retrocessionaire shall pay such excess within 30 days of receipt of the account statement, however, not in excess of the limit of liability. Furthermore, no payment shall be made in excess of an amount that would result in a profit return to the Retrocedent in excess of 3.375% of the premium ceded of the Underlying Agreements. Any amounts otherwise due shall be reduced by the amount of Investment Allowance in the Underlying Agreement that would have been due but was not paid.



IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their Authorized representatives.

In:_________________________________this_________day  of__________________2002


          NATIONAL  UNION  FIRE  INSURANCE  COMPANY  OF  PITTSBURGH,  PA


By:_________________________________Title:______________________________


And  in:_____________________________this__________day  of_________________2002


          GRANITE  REINSURANCE  COMPANY,  LTD.

By:_________________________________Title:______________________________